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                                                                    Exhibit 3.25

                          ARTICLES OF AMENDMENT OF THE
                            ARTICLES OF INCORPORATION

                                       OF

                                HW HOLDING CORP.



The undersigned officers of HW HOLDING CORP. (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I AMENDMENT(s)

     SECTION 1 The date of incorporation of the corporation is: _______________.

     SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is: CREATION GROUP, INC.

     SECTION 3 The exact text of "Article(s) I - Name" of the Articles of Incorporation is now as follows: The name of this corporation is CREATION GROUP, INC.

     SECTION 4 Date of each amendment's adoption: June 25, 1993.

                     ARTICLE II MANNER OF ADOPTION AND VOTE

     SECTION 1 Action by Directors. The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of "Article(s) I - Name" of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on June 25, 1993, allowing such Shareholders to vote on the proposed amendment. The resolution was adopted by written consent executed on June 25, 1993, and signed by all members of the Board of Directors.

     SECTION 2 Action by Shareholders. The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by written consent executed on June 25, 1993, and signed by all such Shareholders.

     SECTION 3 Compliance with Legal Requirements. The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

     I hereby verify subject to the penalties of perjury that the statements contained are true this 1st day of July, 1993.


     Current Officer's Signature:                Officer's Name Printed:

     /s/ Robert Hotovy                           Robert Hotovy

     Officer's Title:

     President